Exhibit 99.1

NEWS RELEASE

TEXOLA ENERGY CORP. ANNOUNCES PARTICIPATION AGREEMENT WITH CEDAR STRAT CORP.

VANCOUVER, CANADA – March 6, 2006 /PRNewswire /-- Texola Energy Corporation (OTCBB: TXLA) today announced that it has entered into a Participation Agreement with Cedar Strat Corporation relating to a prospect area covering some 120,000 +/- acres in Nevada, USA (the “Antler Basin Prospect”).

The location of Antler Basin Prospect is within the area where the Mississippian Clastics ranges from 3,000 to 5,000 feet thick. Cedar Strat’s preliminary geologic mapping shows the Antler Basin Prospect area is predominantly Pennsylvanian Age on the surface. This indicates that Mississippian Shale will be underlying the Pennsylvanian strata. All 50 million barrels of oil produced to date in Nevada, as well as Wolverines’ recent .8Bbls Covenant Field discovery in Central Utah, have been typed to Mississippian source rocks. One of the intrigues of the Antler Basin Prospect area that attracted the Company was the potential for both a Non-Conventional “fractured shale” play and a conventional “structural play”.

Under the terms of the Participation Agreement, Texola is to pay Cedar Strat a total Prospect Fee of $1.1 mil, of which $100,000 has been advanced, with the balance to be paid on or before April 14, 2006. Details relating to the actual prospect acreage and exploration program will be provided at a later date as Texola is under a confidentiality agreement with respect to the same at this time.

For More Information Please Contact Investor Relations: 1-866-329-5488

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements”, as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, the expectation and/or claim, as applicable, that: (i) Texola will close the Participation Agreement with Cedar Strat Corporation, and that the closing will occur based upon the terms and conditions set out in the Participation Agreement; (ii) Mississipian Shales underlie the Pennsylvannian strata as indicated by surface geological mapping; and (iii) the Maverick Springs Project contains Non-Conventional “Fractured Shale” play in addition to a conventional structured play.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (i) the risk that any party to the Participation Agreement breaches the agreement and/or fails to proceed with the closing of the agreement; (ii) the risk that the Participation Agreement does not close for any reason; (iii) the inability of Texola to finance and pay the remaining funds required to close the Participation Agreement; (iv) the inability or the unwillingness of Texola to explore and develop the Maverick Springs Project following the closing of the Participation Agreement to confirm whether Mississipian Shales underlie the Pennsylvannian strata and to confirm that the property contains Non-Conventional “Fractured Shale” play in addition to conventional structured play; and (v) the risk that the preliminary geologic mapping of Cedar Strat Corporation is inaccurate and unreliable for any reason. These forward-looking statements are made as of the date of this news release and Texola assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although Texola believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Texola’s periodic reports filed from time-to-time with the Securities and Exchange Commission and available at www.sec.gov.